Exhibit 99.1

ARALEZ REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

-Completed Acquisitions of ZONTIVITY®; Toprol-XL® and its Authorized Generic-

-Received U.S. Food and Drug Administration Approval and Launched YOSPRALA™-

-Provides Improved 2016 Full Year Guidance-

Mississauga, Ontario — November 7, 2016 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced financial results for the third quarter ended September 30, 2016. The Company also highlighted certain corporate and commercial updates. All figures are in U.S. dollars.

Corporate Updates:

•                  On October 31, 2016, the Company completed its acquisition of the U.S. rights to Toprol-XL® (metoprolol succinate) and its Authorized Generic (AG) from AstraZeneca AB (AstraZeneca). AstraZeneca recorded U.S. net revenues from Toprol-XL and its AG of $91 million in 2014, $89 million in 2015 and $53 million for the six-month period ended June 30, 2016. The transaction is expected to be immediately EBITDA accretive and to move profitability forward to 2017, in each case on an adjusted EBITDA basis.

•                  On October 3, 2016, the Company announced the commencement of the commercialization and availability of once-daily YOSPRALA™ (aspirin and omeprazole), the only prescription fixed-dose combination of aspirin, an anti-platelet agent, and omeprazole, a proton pump inhibitor, in the U.S. YOSPRALA is being promoted by 110 high quality, experienced sales representatives in the U.S.

•                  On September 15, 2016, the Company announced that the U.S. Food and Drug Administration (FDA) approved YOSPRALA for patients who require aspirin for the secondary prevention of cardiovascular and cerebrovascular events and who are at risk of developing aspirin associated gastric ulcers. Please refer to the Prescribing Information for important safety information regarding YOSPRALA at www.YOSPRALA.com.

•                  On September 6, 2016, the Company completed its acquisition of the U.S. and Canadian rights to ZONTIVITY® (vorapaxar) from Merck & Co., Inc., known as MSD outside of the U.S. and Canada. ZONTIVITY is the first and only approved therapy shown to inhibit the protease-activated receptor-1 (PAR-1), the primary receptor for thrombin, which is considered to be the most potent activator of platelets. In the U.S., ZONTIVITY is indicated for the reduction of thrombotic cardiovascular events in patients with a history of heart attack (myocardial infarction) or in patients with narrowing of leg arteries, called peripheral arterial disease, and should be used in combination with daily aspirin and/or clopidogrel according to their indications or standard of care. Please refer to the Prescribing Information for important safety information regarding ZONTIVITY at http://www.merck.com/product /usa/pi_circulars/z/zontivity/zontivity_pi.pdf.

“We continue to make excellent progress in delivering against the expectations that we outlined upon the formation of Aralez in the early part of this year,” said Adrian Adams, Chief Executive Officer of Aralez. “We have strengthened our anchor position in cardiovascular disease with the approval and launch of YOSPRALA and leveraged our competitive platform by executing on our growth strategy of diversifying our product offerings and revenue stream with the acquisitions of ZONTIVITY, Toprol-XL and its Authorized Generic. This has been achieved while maintaining a sound financial position through disciplined decision making and we are delighted to be in a position to improve our 2016 financial guidance by increasing our expected revenues and decreasing our projected spending.”

Third Quarter 2016 Financial Results

On February 5, 2016, the Company completed its acquisition of Tribute Pharmaceuticals Canada Inc. (“Tribute”) (the

“Tribute Acquisition”). The accompanying financial information for the three and nine months ended September 30, 2016 includes the operations of Tribute from the date of the Tribute Acquisition through September 30, 2016.

On September 6, 2016, the Company completed its acquisition of the U.S. and Canadian rights to ZONTIVITY. The accompanying financial information for the three and nine months ended September 30, 2016 includes the results of ZONTIVITY from the date of its acquisition through September 30, 2016.

The financial information for the three and nine months ended September 30, 2015 reflects only the results of the Company’s predecessor company, POZEN Inc. (Pozen).

Total net revenues for the three months ended September 30, 2016 were $13.6 million compared to $5.8 million for the three months ended September 30, 2015. Net product revenues for the three months ended September 30, 2016 were $8.1 million, consisting entirely of revenues from products acquired through the Tribute Acquisition. Other revenues for the three months ended September 30, 2016 were $5.5 million, primarily comprised of VIMOVO® royalties, compared to $5.8 million for the prior year comparable period. Royalty revenues for the three months ended September 30, 2016 include a decrease in U.S. net sales of VIMOVO primarily due to lower net pricing recorded by our commercialization partner, Horizon Pharma USA, Inc., partially offset by an increase in the royalty rate received from our ex-U.S. commercialization partner, AstraZeneca, on net sales outside of the U.S. from 6% to 10% commencing in 2016.

GAAP selling, general and administrative (SG&A) expenses were $25.4 million for the three months ended September 30, 2016 compared to $12.2 million for the three months ended September 30, 2015. The increase in SG&A expenses was primarily driven by increased commercialization costs incurred in the U.S., predominantly related to the launch of YOSPRALA in October 2016, costs to support the build out of the Aralez global corporate structure, continued operational expenses in Canada, product acquisition-related expenses and higher share based compensation expenses. The increase in expenses was partially offset by a decrease in transaction fees compared to the three months ended September 30, 2015.

GAAP research and development (R&D) expenses for the three months ended September 30, 2016 were $2.0 million compared to $1.8 million for the three months ended September 30, 2015.

Non-GAAP SG&A expenses, which represent our ongoing cash-based operating expenses and exclude transaction fees, severance and retention, product acquisition-related expenses and share-based compensation expense, were $20.7 million for the three months ended September 30, 2016 compared to $6.1 million for the three months ended September 30, 2015. The increase in non-GAAP SG&A expenses is primarily driven by commercialization costs incurred principally related to YOSPRALA, expenses incurred to support the build out of the Aralez global corporate structure and continued operational expenses in Canada. Non-GAAP R&D expenses, which exclude severance and retention and share-based compensation expense, were $2.0 million for the three months ended September 30, 2016 compared to $1.5 million for the three months ended September 30, 2015.

The GAAP net loss for the three months ended September 30, 2016 was $20.6 million, or $0.32 loss per share on a fully diluted basis, compared to a net loss of $8.1 million, or $0.25 loss per share on a fully diluted basis, for the three months ended September 30, 2015.

Balance Sheet

As of September 30, 2016, approximately 65.4 million of the Company’s common shares were issued and outstanding and the Company had cash and cash equivalents of approximately $56.5 million, after paying $25 million to acquire ZONTIVITY. On October 31, 2016, the Company drew down $25 million under its existing credit facility with Deerfield Management to replenish the $25 million upfront cash payment previously made in connection with the ZONTIVITY acquisition and drew down an additional $175 million to finance the upfront cash closing payment for the acquisition of Toprol-XL and its Authorized

Generic. The lenders under the Company’s credit facility have also agreed to provide Aralez access to up to an additional $250 million in capital to fund future mutually agreeable transactions.

2016 Financial Guidance

Aralez’s estimates are based on projected results of the Company for the year ending December 31, 2016 and reflect management’s current beliefs about, among other things, prescription trends, competition, pricing levels, inventory levels, and the anticipated timing of future events. The Company’s updated 2016 guidance on non-GAAP SG&A expenses and non-GAAP R&D expenses includes, among other things, YOSPRALA launch costs, taking into account the hiring of a total of approximately 110 sales professionals (inclusive of the 25 sales professionals hired to initially market Fibricor®), costs incurred in connection with receiving FDA approval of YOSPRALA, and the costs to build the necessary infrastructure in the U.S. and Ireland. It excludes share-based compensation expense and certain discrete costs, including merger and product acquisition-related expenses. The Company’s updated 2016 guidance on net revenues includes revenues from Tribute from February 6, 2016 through December 31, 2016, revenues from ZONTIVITY from September 6, 2016 through December 31, 2016 and revenues from Toprol-XL from October 31, 2016 through December 31, 2016. See “Cautionary Note Regarding Forward-Looking Statements” below.

For the year ending December 31, 2016, assuming, among other things, foreign currency exchange rates remain at or near current levels, the Company currently expects:

•                  2016 net revenue guidance to increase to a range of $54 million to $62 million;

•                  2016 non-GAAP SG&A expense guidance to decrease to a range of $78 million to $86 million; and

•                  2016 non-GAAP R&D expense guidance to decrease to a range of $8 million to $10 million.

See the table below for a comparison of the Company’s previous 2016 guidance to the updated 2016 guidance:

Measure	Original 2016 Guidance	Updated 2016 Guidance
Net Revenues	$48 million to $58 million	$54 million to $62 million
Non-GAAP SG&A Expenses	$85 million to $100 million	$78 million to $86 million
Non-GAAP R&D Expenses	$8 million to $12 million	$8 million to $10 million

Third Quarter Results Webcast

Aralez will host a webcast this morning, November 7, 2016 at 11:00 a.m. ET to present third quarter 2016 results. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Monday, November 7, 2016

Time: 11:00 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ and TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada, its U.S. Headquarters is planned to be in Princeton, NJ and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including non-GAAP SG&A expenses, non-GAAP R&D expenses and Adjusted EBITDA. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, interest expense and financing costs, depreciation and amortization, stock-based compensation and gains or losses related to warrants, restructuring costs, retention costs, transaction costs including costs to evaluate, execute and integrate acquisitions, including acquired in-process R&D, interest income, the impact of changes in foreign currency rates, asset impairment charges, income tax adjustments, losses or gains on extinguishment or modification of debt and the impact of a sale or disposition of a business or product, including discontinued operations.

Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of our common shares, and (ii) discrete items, such as merger and acquisition-related costs, including transaction fees, and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the successful execution of our commercialization strategy for YOSPRALA, that the acquisition of Toprol-XL and its AG is expected to be immediately EBITDA accretive and to move profitability forward to 2017, in each case on an adjusted EBITDA basis, continuing to make excellent progress in delivering against the expectations outlined upon our formation, our strengthened anchor position in cardiovascular disease with the approval and launch of YOSPRALA, leveraging our competitive platform by executing on our growth strategy of diversifying our product offerings and revenue stream with the acquisitions of ZONTIVITY, Toprol-XL and its AG, maintaining a sound financial position through disciplined decision making, access to up to an additional $250 million in capital from Deerfield Management to fund future mutually agreeable acquisitions, our ability to successfully identify, execute and consummate business or product opportunities, acquisitions, prospective products or to obtain product approvals, the outlook for the Company’s future business and financial performance, including our improved 2016 guidance on non-GAAP SG&A expenses, non-GAAP R&D expenses and net revenues, our strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products,  and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements. Material factors or assumptions that were applied in providing updated financial guidance for the year ending December 31, 2016, including with respect to the statements that Aralez’s net revenues are expected to be in the range of $54 million to $62 million, non-GAAP SG&A expenses are expected to be in the range of $78 million to $86 million and non-GAAP R&D expenses are expected to be in the range of $8 million to $10 million, include, but are not limited to, (i) successfully integrating Tribute, ZONTIVITY and Toprol-XL and its AG, and the continued financially disciplined build-up of our organization, (ii) the exclusion of any impact from additional potential strategic business transactions, such as mergers, acquisitions, divestures, or financings that may be consummated, (iii) the successful launch of YOSPRALA in 4Q 2016, (iv) revenue from acquisition date to year end consistent with historical performance for both ZONTIVITY and Toprol-XL and its AG, (v) our ability to source and qualify suppliers for our drugs, including for YOSPRALA, (vi) our ability to mitigate regulatory risks and uncertainties that may otherwise negatively impact our expectations regarding our products and product candidates, (vi) future performance of our commercialization partners being in line with our expectations and the impact such performance is anticipated to have being consistent with our expectations with respect to our revenue projections, particularly royalties earned on sales of VIMOVO, (vii) currency rates remaining at or near current levels for the remainder of fiscal 2016, and (viii) prescription trends, competition, pricing levels, inventory, and the anticipated timing of future product launches and events remaining in line with management’s current beliefs. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our net revenues, non-GAAP SG&A expenses and non-GAAP R&D expenses for the year ending December 31, 2016, are subject to a number of risks and uncertainties, including, among other things, those described below, and could differ materially from what is currently expected as set out in this press release.

Our operations involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, our inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of our products in a timely and cost-effective manner; our failure to successfully commercialize our products and product candidates; competition, including increased generic competition; costs and delays in the development and/or approval of our product candidates, including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca and Horizon Pharma USA, Inc. for the sales and marketing of VIMOVO, our dependence on Patheon Pharmaceuticals Inc. for the manufacture of YOSPRALA, our dependence on Schering-Plough (Ireland) Company for the supply of ZONTIVITY and our dependence on AstraZeneca for the manufacture and supply of Toprol-XL and its AG; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, ZONTIVITY and Toprol-XL and its AG; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in government regulations, including tax laws and unanticipated tax liabilities and regulations regarding the pricing of pharmaceutical products; risks related to our financing; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (“SEC”) filings and reports and Canadian securities law filings, including in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands of U.S. dollars, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Product revenues, net	$8,058	$—	$18,998	$—
Other revenues	5,570	5,820	15,265	15,425
Total revenues, net	13,628	5,820	34,263	15,425
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	3,362	—	9,260	—
Amortization of intangible assets	2,418	—	5,824	—
Selling, general and administrative	25,445	12,207	85,635	33,663
Research and development	2,037	1,806	7,923	5,091
Total costs and expenses	33,262	14,013	108,642	38,754
Loss from operations	(19,634)	(8,193)	(74,379)	(23,329)
Interest expense	(495)	—	(1,395)	—
Other (expense) income, net	(173)	17	4,354	(154)
Loss before income taxes	(20,302)	(8,176)	(71,420)	(23,483)
Provision for (benefit from) income taxes	297	(27)	442	974
Net loss	$(20,599)	$(8,149)	$(71,862)	$(24,457)

Basic net loss per common share	$(0.32)	$(0.25)	$(1.19)	$(0.75)
Diluted net loss per common share	$(0.32)	$(0.25)	$(1.26)	$(0.75)
Shares used in computing basic net loss per common share	65,229,055	32,732,686	60,598,676	32,476,358
Shares used in computing diluted net loss per common share	65,229,055	32,732,686	60,676,332	32,476,358

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands of U.S. dollars)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$56,533	$24,816
Accounts receivable, net	8,109	5,966
Inventory	4,735	—
Prepaid expenses and other current assets	2,965	1,225
Property and equipment, net	2,527	251
Goodwill	77,039	—
Other intangible assets, net	127,724	—
Other long-term assets	686	—
Total assets	$280,318	$32,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,965	$4,557
Accrued expenses	23,557	11,932
Short-term contingent consideration	600	—
Other current liabilities	3,993	—
Long-term debt	74,520	—
Deferred tax liability	6,064	—
Long-term contingent consideration	18,900	—
Other long-term liabilities	171	986
Total liabilities	129,770	17,475
Total shareholders’ equity	150,548	14,783
Total liabilities and shareholders’ equity	$280,318	$32,258

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Selling, general and administrative expenses:	$25,445	$12,207	$85,635	$33,663
Share-based compensation expense	(2,659)	(1,959)	(8,875)	(5,564)
Retention and severance	(1,141)	(1,097)	(2,374)	(6,335)
Transaction fees	(13)	(2,992)	(7,633)	(8,116)
Product acquisition-related expenses	(980)		(980)
Excise tax equalization payments	—	—	(12,043)	—
Non-GAAP Selling, general and administrative expenses:	$20,652	$6,159	$53,730	$13,648

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Research and development expenses:	$2,037	$1,806	$7,923	$5,091
Share-based compensation expense	—	(8)	(327)	(109)
Retention and severance	—	(319)	(451)	(357)
Non-GAAP Research and development expenses:	$2,037	$1,479	$7,145	$4,625

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands of U.S. dollars)

	Updated Guidance Range
2016 Financial Guidance	Year Ending December 31, 2016	Year Ending December 31, 2016

GAAP Selling, general and administrative expenses:	$117,043	$127,243
Share-based compensation expense	11,800	12,200
Merger-related expenses	10,700	11,500
Product acquisition-related expenses	4,500	5,500
Excise tax equalization payments	12,043	12,043
Non-GAAP Selling, general and administrative expenses:	$78,000	$86,000

GAAP Research and development expenses:	$8,778	$10,850
Share-based compensation expense	327	350
Merger-related expenses	451	500
Non-GAAP Research and development expenses:	$8,000	$10,000

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